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                                                            EXHIBIT 99



                           EXHIBIT INDEX



         Exhibit
          Number                 Description


           4(a) Copy of Consent and Waiver Agreement between Principal Mutual Life Insurance Company and the Company dated as of January 20, 1996.

           4(b) Copy of Consent and Waiver Agreement between Commerce Bank of Kansas City, N.A., and the company dated as of February 2, 1996.

          11(a)              Copy of Midwest Grain Products, Inc. Stock
                             Incentive Plan of 1996.

          11(b) Copy of Midwest Grain Products, Inc. 1996 Stock Option Plan for Outside Directors.

          15 Letter from independent public accountants pursuant to paragraph (d) of Rule 10-01 of Regulation S-X (incorporated by reference to Independent Accountants' Review Report at page 2 hereof).

          20 Report to Stockholders for the six months ended December 31, 1995 (without financial statements).

          27                 Financial Data Schedule for the six months ended
                             December 31, 1995.






















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